                                                                  [NORWEST LOGO]

SUPPLEMENT
(To Prospectus Dated February 18, 1997 and Prospectus Supplement dated February 18, 1997)
                                 $509,970,841
                                 (Approximate)
                NORWEST ASSET SECURITIES CORPORATION ("NASCOR")
                                   (Seller)

               Mortgage Pass-Through Certificates, Series 1997-2
       Principal and interest payable monthly, commencing in March 1997

                               ---------------
The table on page S-89 of the Prospectus Supplement is hereby replaced in its entirety with the following:

                                                      LIQUIDATION
                                                       FREQUENCY   LOSS SEVERITY
YEAR OF ORIGINATION                                  PERCENTAGE(A) PERCENTAGE(B)
-------------------                                  ------------- -------------
1987................................................     1.80%         66.49%
1988................................................     8.33%         60.53%
1989................................................     9.93%         45.85%
1990................................................     5.58%         42.73%
1991................................................     3.45%         34.17%
1992................................................     1.14%         34.07%
1993................................................     0.36%         27.66%
1994................................................     0.17%         21.00%
1995................................................     0.02%         14.83%
1996................................................     0.00%          0.00%

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(a) The liquidation frequency percentage is determined by dividing the original principal balance of liquidated 30 Year Mortgage Loans originated during such year by the original principal balance of 30 Year Mortgage Loans originated during such year.
(b) The loss severity percentage is determined by dividing the amount of losses resulting from liquidated 30 Year Mortgage Loans originated during such year by the original principal balance of liquidated 30 Year Mortgage Loans originated during such year.
                               ---------------
MORGAN STANLEY & CO.
     Incorporated
                           PAINEWEBBER INCORPORATED
                                                    EDWARD D. JONES & CO., L.P.

                                 April 1, 1997